Fourth Quarter 2020 Earnings March 11, 2021

HOLLYWOOD UPDATE 2 Cautionary Notes This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this presentation, including statements regarding our future results of operations and financial position, industry dynamics, our mission, growth opportunities, business strategy and plans and our objectives for future operations, including expanding into new product categories, our e-commerce business, the underlying trends in our business, the ongoing impact of COVID-19 on our business, and our expected liquidity are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this presentation are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including without limitation risks related to the impact of COVID-19 on our business, financial results and financial condition; our ability to execute our business strategy; our ability to maintain and realize the full value of our license agreements; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; the ongoing level of popularity of our products with consumers; our ability to manage our inventories; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with our international operations; changes in effective tax rates or tax law; foreign currency exchange rate exposure; the possibility or existence of global and regional economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, ACON, and the possibility that ACON’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; risks associated with our internal control over financial reporting; and the important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our other filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. You should read this presentation with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward- looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this presentation, and except as otherwise required by law, we do not plan to publicly update or revise any forward-looking statements contained in this presentation, whether as a result of any new information, future events or otherwise. Unless otherwise indicated, information contained in this presentation concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by us.

3 FUNKO 2020 IS BUILT ON THE PRINCIPLE THAT EVERYONE IS A FAN OF SOMETHING…

4 FUNKO 2020 … and Funko Has Something for Every Fan Movies TV Music Sports Anime Games Note: Represents a sampling of our current portfolio offerings as of December 2020.

HOLLYWOOD UPDATE 5 Q4 Summary and Operational Highlights Q4 2020 Financial Summary Q4 2020 Operational Highlights Net sales increased 6% to $226.5 million Gross margin(1) increased to 37.2% SG&A expenses decreased 6% to $53.6 million Net income increased $21.2 million to $14.9 million Net income margin expanded 950 bps to 6.6% Adjusted EBITDA(2) increased 29% to $33.2 million Adjusted EBITDA margin(2) expanded 270bps to 14.7% Cash flow from operations increased 69% to $46.9 million Total liquidity(3) increased 71% to $127.3 million compared to prior year U.S. net sales increased 18% to $171 million, representing Funko’s largest quarter ever domestically Net sales of non-figure products grew 30% compared to 2019, primarily driven by strength within Funko’s Loungefly branded products which increased 51% in the quarter Pop! brand grew 1% in the quarter driven by 12% growth in the U.S. Extended Funko's direct-to-consumer reach through launching funkoeurope.com Funko's direct-to-consumer sales nearly doubled compared to prior year driven by continued strong demand on its direct e- commerce sites Continued to diversify Funko's product portfolio through the launch of Snapsies 68% of sales were attributable to evergreen content (1) Gross margin is calculated as net sales less cost of sales (exclusive of depreciation and amortization) as a percentage of net sales. (2) Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. Please see the Supplemental Financial Information section for a reconciliation to the most directly comparable US GAAP measures for Adjusted EBITDA. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales. (3) Total liquidity is calculated as cash and cash equivalents plus availability under the Company’s $75.0 million revolving credit facility.

HOLLYWOOD UPDATE 6 Q4 & FY Earnings Summary 4Q’20 4Q’19 % Change Net Sales Gross Profit(1) Gross Margin %(1) SG&A D&A Income (Loss) From Operations Operating Margin % Net Income (Loss) Net Income (Loss) Margin % Adjusted Net Income(2) Adjusted Net Income Margin %(2) Adjusted Earnings per Share(2) Adjusted EBITDA(2) Adjusted EBITDA Margin %(2) $ in millions, except per share amounts, unaudited $226.5 $213.6 6.1% $84.2 $62.4 34.9% 37.2% 29.2% $20.2 ($5.8) n/a 8.9% (2.7%) $0.29 $0.18 61.1% $33.2 $25.7 29.1% 14.7% 12.0% $15.2 $8.9 71.6% 6.7% 4.2% $14.9 ($6.3) n/a FY’20 FY’19 % Change $652.5 $795.1 (17.9%) $249.1 $282.5 (11.8%) 38.2% 35.5% $23.5 $46.6 (49.5%) 3.6% 5.9% $0.37 $0.96 (61.5%) $80.2 $123.0 (34.8%) 12.3% 15.5% $18.9 $49.9 (62.2%) 2.9% 6.3% $9.8 $27.8 (64.9%) (1) Gross Profit and Gross Margin are calculated exclusive of depreciation and amortization. (2) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income Margin and Adjusted Earnings per Share are non-GAAP measures. Please see the Supplemental Financial Information section for a reconciliation to the most directly comparable US GAAP measures for Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per Share. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Net Sales. Adjusted Net Income Margin is defined as Adjusted Net Income divided by Net Sales. 53.6 57.3 10.4 11.0 (5.3%) (6.3%) 5.3% (6.5%)181.2 193.8 44.4 42.1 6.6% (2.9%) 1.5% 3.5%

HOLLYWOOD UPDATE 7 Q4 & F Active Properties & Net Sales per Active Property Active Properties & Net Sales per Active Property Fourth Quarter Fiscal Year Active Properties up 9% Net Sales per Active Property Down 2% Active Properties up 6% Net Sales per Active Property Down 23% Active Properties Net Sales per Active Property Funko is built on having a large and diverse set of licenses with the ability to leverage evergreen content Net sales per active property fell in the quarter and year reflecting continued impacts from COVID-19, primarily in international regions 667 724 $320 $313 $- $100 $200 $300 $400 $500 0 100 200 300 400 500 600 700 800 Q4'19 Q4'20 804 854 $989 $764 $- $200 $400 $600 $800 $1,000 $1,200 250 350 450 550 650 750 850 950 FY'19 FY'20 $ in thousands, unaudited

HOLLYWOOD UPDATE 8 Top Properties Breakout 1 2 3 5 7 4 6 8 9 10 Top 10 Properties % of Net Sales The top property in Q4’20 represented 6% of sales Evergreen properties accounted for 68% of sales in Q4’20 Q3’20 40% *% of net sales 7%* Q2’20 40% Q1’20 31% Q4’19 38% Q4’20 33% 6%*6%* 4%* 9%* Q4’20 Commentary

HOLLYWOOD UPDATE 9 Q4 & FY Product Category Performance Figures Fourth Quarter Fiscal Year Other Fourth Quarter Fiscal Year Flat 22% Decrease 30% Increase 3% Decrease The figures category was flat primarily due to double-digit growth domestically which was off-set by continued impacts from COVID-19 in international regions in the quarter; Funko’s Other product category grew 30% in the quarter driven by strength within our Loungefly branded products as well as board games, accessories and plush. $170.2 $170.2 Q4'19 Q4'20 $642.5 $504.0 FY'19 FY'20 $43.3 $56.3 Q4'19 Q4'20 $152.6 $148.6 FY'19 FY'20 $ in millions, unaudited

HOLLYWOOD UPDATE 10 Something for Everyone FIGURES OTHER *% of net sales for Q4’ 20 75% of Sales* 25% of Sales* Fans can find their something as the world of Funko continues to expand with new product categories

HOLLYWOOD UPDATE 11 Q4 Product Brand Performance Pop! 1% Increase The Pop! brand increased 1% driven by 12% growth domestically offset by continued impacts from COVID-19 in international regions; Loungefly branded products increased 51% due to continued strong performance across both wholesale and DTC channels; Other branded products increased 5% driven by expanded board game, new figure lines and toy offerings Loungefly Other Branded Products 51% Increase 5% Increase $168.3 $169.4 Q4'19 Q4'20 $21.0 $31.6 Q4'19 Q4'20 $24.3 $25.5 Q4'19 Q4'20 $ in millions, unaudited

HOLLYWOOD UPDATE 12 FY Product Brand Performance Pop! 20% Decrease Loungefly branded products increased 17% driven by sustained retailer and consumer demand throughout 2020; Pop! and Other branded products performance reflects the impacts of COVID-19 on specific channels and regions throughout the year Loungefly Other Branded Products 17% Increase 28% Decrease $624.6 $497.3 FY'19 FY'20 $72.5 $84.8 FY'19 FY'20 $98.0 $70.4 FY'19 FY'20 $ in millions, unaudited

HOLLYWOOD UPDATE 13 Q4 Geographic Performance United States 18% Increase The United States region grew 18% primarily due to continued strength within the domestic mass-market, 3rd party e-commerce and direct-to-consumer channels. Sales in Europe and Other International regions declined 24% and 7%, respectively, primarily driven by continued impacts from COVID-19 Europe Other International 24% Decrease 7% Decrease $144.9 $171.5 Q4'19 Q4'20 $52.8 $40.3 Q4'19 Q4'20 $15.9 $14.7 Q4'19 Q4'20 $ in millions, unaudited

HOLLYWOOD UPDATE 14 FY Geographic Performance United States 7% Decrease Europe Other International 44% Decrease 29% Decrease $523.9 $488.8 FY'19 FY'20 $198.2 $112.0 FY'19 FY'20 $73.0 $51.7 FY'19 FY'20 Sales in the United States region decreased 7% in 2020, better than the overall company performance driven by sustained demand in the domestic mass-market, 3rd party e-commerce and direct-to-consumer channels that were offset by impacts within the specialty channel. Sales in Europe and Other International regions declined 44% and 29%, respectively, reflecting heightened impacts from COVID-19 throughout the year. $ in millions, unaudited

HOLLYWOOD UPDATE 15 Q4 & FY Adjusted EBITDA(1) Adjusted EBITDA(1) Fourth Quarter Fiscal Year Adjusted EBITDA Margin(1) (1) See Supplemental Financial Information section for a reconciliation of Adjusted EBITDA, a non-GAAP measure, to the most directly comparable US GAAP measure. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. 12.0% 14.7% 6.6%15.5% 12.3 29% Increase 35% Decrease Strong gross margin and cost controls drove an increase in Adjusted EBITDA margin(1) of 270bps to 14.7% in Q4 $25.7 $33.2 Q4'19 Q4'20 $123.0 $80.2 FY'19 FY'20 $ in millions, unaudited

HOLLYWOOD UPDATE 16 Q4 & FY Adjusted Net Income(1) (1) See Supplemental Financial Information section for a reconciliation of Adjusted Net Income, a non-GAAP measure, to the most directly comparable US GAAP measure. Adjusted Net Income Margin is defined as Adjusted Net Income divided by net sales. Adjusted Net Income(1) Fourth Quarter Fiscal Year 72% Increase 62% Decrease Adjusted Net Income Margin(1) 4.2% 6.7% 6%6.3% 2.9 Adjusted Net Income margin(1) increased by 250bps primarily due to lower SG&A, depreciation, amortization and interest expense a a percentage of net sales in Q4 $8.9 $15.2 Q4'19 Q4'20 $49.9 $18.9 FY'19 FY'20 $ in millions, unaudited

HOLLYWOOD UPDATE 17 Key Balance Sheet Highlights (1) Total Debt is defined as the amount outstanding under the Company’s Line of Credit plus Current Portion of Long-Term Debt, Net of Unamortized Discount plus Long-Term Debt, Net of Unamortized Discount (2) Total liquidity is calculated as cash and cash equivalents plus availability under the Company’s $75.0 million revolving credit facility. 12/31/2019 YoY % Change Cash & Cash Equivalents Accounts Receivable, net Inventory Total Debt(1) $25.2 $151.6 $62.1 $242.3 $ in millions, unaudited 107.1% (13.0%) (3.8%) (21.3%) 12/31/2020 $52.3 $131.8 $59.8 $190.8 Total Liquidity(2) $74.4 71.0%$127.3

HOLLYWOOD UPDATE 18 Liquidity Overview (1) Total liquidity is calculated as cash and cash equivalents plus availability under the Company’s $75.0 million revolving credit facility. Funko’s liquidity position remains strong and increased 71% from Q4’19 levels to $127.3 million Total Liquidity(1) $75.1 $75.2 $70.0 $74.4 $101.7 $87.0 $106.9 $127.3 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 2019 2020 $ in millions, unaudited

HOLLYWOOD UPDATE 19 Debt Overview (1) Total Debt is defined as the amount outstanding under the Company’s Line of Credit plus Current Portion of Long-Term Debt, Net of Unamortized Discount plus Long-Term Debt, Net of Unamortized Discount Strong cash flow and liquidity allowed Funko to decrease its total debt1 in 2020 by over $50 million, or 21%, from year end 2019 levels Total Debt(1) $247.1 $241.3 $237.7 $242.3 $242.5 $239.9 $208.1 $190.8 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 2019 2020 $ in millions, unaudited

Supplemental Financial Information

HOLLYWOOD UPDATE 21 Condensed Consolidated Statements of Operations (Unaudited) 2020 2019 2020 2019 Net sales $ 226,509 $ 213,551 $ 652,537 $ 795,122 Cost of sales (exclusive of depreciation and amortization shown separately below) 142,289 151,125 403,392 512,580 Selling, general, and administrative expenses 53,644 57,264 181,234 193,803 Depreciation and amortization 10,421 10,999 44,368 42,126 Total operating expenses 206,354 219,388 628,994 748,509 Income (loss) from operations 20,155 (5,837) 23,543 46,613 Interest expense, net 2,491 2,887 10,712 14,342 Other (income) expense, net (407) (448) 1,043 (25) Income (loss) before income taxes 18,071 (8,276) 11,788 32,296 Income tax expense (benefit) 3,164 (1,988) 2,025 4,476 Net income (loss) 14,907 (6,288) 9,763 27,820 Less: net income (loss) attributable to non-controlling interests 6,031 (2,047) 5,802 16,095 Net income (loss) attributable to Funko, Inc. $ 8,876 $ (4,241) $ 3,961 $ 11,725 Earnings (loss) per share of Class A common stock: Basic $ 0.25 $ (0.12) $ 0.11 $ 0.38 Diluted $ 0.24 $ (0.12) $ 0.11 $ 0.36 Weighted average shares of Class A common stock outstanding: Basic 35,617 34,883 35,271 30,898 Diluted 36,376 34,883 35,770 32,926 Three Months Ended December 31, (in thousands, except per share data) Twelve Months Ended December 31,

HOLLYWOOD UPDATE 22 Condensed Consolidated Balance Sheets 2020 2019 Assets Current assets: Cash and cash equivalents $ 52,255 $ 25,229 Accounts receivable, net 131,837 151,564 Inventory 59,773 62,124 Prepaid expenses and other current assets 15,486 20,280 Total current assets 259,351 259,197 Property and equipment, net 56,141 65,712 Operating lease right-of-use assets 58,079 62,901 Goodwill 125,061 124,835 Intangible assets, net 205,541 221,492 Deferred tax asset 54,682 57,547 Other assets 4,735 4,783 Total assets $ 763,590 $ 796,467 Liabilities and Stockholders' Equity Current liabilities: Line of credit $ - $ 25,822 Current portion long-term debt, net of unamortized discount 10,758 13,685 Current portion of operating lease liabilities 13,840 11,314 Accounts payable 29,199 42,531 Income taxes payable 425 637 Accrued royalties 40,525 34,625 Accrued expenses and other current liabilities 43,949 28,955 Total current liabilities 138,696 157,569 Long-term debt, net of unamortized discount 180,012 202,816 Operating lease liabilities, net of current portion 57,512 61,622 Deferred tax liability 780 341 Liabilities under tax receivable agreement, net of current portion 60,297 61,554 Other long-term liabilities 3,848 7,421 Commitments and contingencies Stockholders' equity: Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 35,657 shares and 34,918 shares issued and outstanding as of December 31, 2020 and 2019, respectively 4 3 Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 14,040 shares and 14,515 shares issued and outstanding as of December 31, 2020 and 2019, respectively 1 1 Additional paid-in-capital 216,141 204,174 Accumulated other comprehensive income 1,718 791 Retained earnings 24,403 20,442 Total stockholders' equity attributable to Funko, Inc. 242,267 225,411 Non-controlling interests 80,178 79,733 Total stockholders' equity 322,445 305,144 Total liabilities and stockholders' equity $ 763,590 $ 796,467 December 31, (in thousands, except per share data)

HOLLYWOOD UPDATE 23 Condensed Consolidated Statements of Cash Flows 2020 2019 2018 Operating Activities Net income $ 9,763 $ 27,820 $ 25,062 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, amortization and other 46,742 44,518 39,116 Equity-based compensation 10,116 13,044 9,140 Accretion of discount on long-term debt 278 952 1,414 Amortization of debt issuance costs 1,074 258 709 Loss on debt extinguishment - - 4,547 Deferred tax expense (benefit) 3,323 (2,293) (964) Other 1,952 635 4,288 Changes in operating assets and liabilities: Accounts receivable, net 20,077 (3,969) (36,139) Inventory 2,845 25,372 (8,886) Prepaid expenses and other assets 12,273 (5,824) 8,736 Accounts payable (13,303) 4,629 (16,375) Income taxes payable (209) (3,618) 2,177 Accrued royalties 5,906 (4,403) 13,495 Accrued expenses and other liabilities 6,402 (6,356) 3,671 Net cash provided by operating activities 107,239 90,765 49,991 Investing Activities Purchase of property and equipment (18,482) (42,264) (26,866) Acquisitions, net of cash - (6,369) (635) Net cash used in investing activities (18,482) (48,633) (27,501) Financing Activities Borrow ings on line of credit 28,267 42,083 316,390 Payments on line of credit (55,103) (36,383) (307,191) Debt issuance costs (569) (411) - Proceeds from long-term debt, net - - 230,011 Payment of long-term debt (26,438) (11,750) (231,338) Contingent consideration - - (2,500) Distributions to continuing equity ow ners (3,575) (23,923) (20,441) Payments under tax receivable agreement (4,639) (173) - Proceeds from exercise of equity-based options 219 2,217 23 Net cash used in f inancing activities (61,838) (28,340) (15,046) Effect of exchange rates on cash and cash equivalents 107 (2,049) (1,686) Net increase in cash and cash equivalents 27,026 11,743 5,758 Cash and cash equivalents at beginning of period 25,229 13,486 7,728 Cash and cash equivalents at end of period $ 52,255 $ 25,229 $ 13,486 Year Ended D ecember 31, ( in tho usands)

24

Reconciliation of Non-GAAP Financial Metrics

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2020	Twelve Months Ended December 31, 2019
	(in thousands, except per share data)			
Net income (loss) attributable to Funko, Inc.	$ 8,876	$ (4,241)	$ 3,961	$ 11,725
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	6,031	(2,047)	5,802	16,095
Equity-based compensation (2)	2,622	3,214	10,116	13,044
Acquisition transaction costs and other expenses (3)	—	—	—	383
Customs investigation and related costs (4)	—	—	—	3,357
Certain severance, relocation and related costs (5)	6	559	2,190	739
Foreign currency transaction (gain) loss (6)	(494)	(600)	955	(177)
Tax receivable agreement liability adjustments	87	152	87	152
One-time inventory write-down (7)	—	16,775	—	16,775
Income tax expense (8)	(1,909)	(4,944)	(4,259)	(12,166)
Adjusted net income	$ 15,219	$ 8,868	$ 18,852	$ 49,927
Adjusted net income margin (9)	6.7 %	4.2 %	2.9 %	6.3 %
Weighted-average shares of Class A common stock outstanding-basic	35,617	34,883	35,271	30,898
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	16,429	15,403	16,227	21,167
Adjusted weighted-average shares of Class A stock outstanding - diluted	52,046	50,286	51,498	52,065
Adjusted earnings per diluted share	$ 0.29	$ 0.18	$ 0.37	$ 0.96

1. Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC in periods in which income was attributable to non-controlling interests.
2. Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards.
3. Represents legal, accounting, and other related costs incurred in connection with acquisitions and other potential transactions.
4. Represents legal, accounting and other related costs incurred in connection with the Company's investigation of the underpayment of customs duties at Loungefly. For the twelve months ended December 31, 2019, includes the accrual of a contingent liability of $0.5 million related to potential penalties that may be assessed by U.S. Customs in connection with the underpayment of customs duties at Loungefly.
5. Represents certain severance, relocation and related costs. For the year ended December 31, 2020, includes charges related to the global workforce reduction implemented in response to the COVID-19 pandemic and impairment related charges to the right-of-use leased and fixed assets related to Funko Animation Studios. For the three months and twelve months ended December 31, 2019, includes $0.4 million of severance costs incurred in connection with the departure of our former Chief Financial Officer as well as severance, relocation and related costs associated with the consolidation of our warehouse facilities in the United Kingdom.
6. Represents both unrealized and realized foreign currency losses on transactions other than in U.S. dollars.
7. Represents a one-time $16.8 million charge for the three and twelve months ended December 31, 2019 to cost of goods sold for additional inventory reserves to dispose of certain inventory items. This charge is incremental to normal course inventory reserves and was recorded as a result of the Company's decision to dispose of slower moving inventory to increase operational capacity.
8. Represents the income tax expense effect of the above adjustments. This adjustment uses an effective tax rate of 25% for all periods presented.
9. Adjusted net income margin is calculated as Adjusted net income as a percentage of net sales.

25

Reconciliation of Non-GAAP Financial Metrics

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2020	Twelve Months Ended December 31, 2019
	(in thousands)			
Net income (loss)	$ 14,907	$ (6,288)	$ 9,763	$ 27,820
Interest expense, net	2,491	2,887	10,712	14,342
Income tax expense (benefit)	3,164	(1,988)	2,025	4,476
Depreciation and amortization	10,421	10,999	44,368	42,126
EBITDA	$ 30,983	$ 5,610	$ 66,868	$ 88,764
Adjustments:				
Equity-based compensation (1)	2,622	3,214	10,116	13,044
Acquisition transaction costs and other expenses (2)	—	—	—	383
Customs investigation and related costs (3)	—	—	—	3,357
Certain severance, relocation and related costs (4)	6	559	2,190	739
Foreign currency transaction (gain) loss (5)	(494)	(600)	955	(177)
Tax receivable agreement liability adjustments	87	152	87	152
One-time inventory write-down (6)	—	16,775	—	16,775
Adjusted EBITDA	$ 33,204	$ 25,710	$ 80,216	$ 123,037
Adjusted EBITDA margin (7)	14.7 %	12.0 %	12.3 %	15.5 %

1. Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards.
2. Represents legal, accounting, and other related costs incurred in connection with acquisitions and other potential transactions.
3. Represents legal, accounting and other related costs incurred in connection with the Company's investigation of the underpayment of customs duties at Loungefly. For the twelve months ended December 31, 2019, includes the accrual of a contingent liability of $0.5 million related to potential penalties that may be assessed by U.S. Customs in connection with the underpayment of customs duties at Loungefly.
4. Represents certain severance, relocation and related costs. For the year ended December 31, 2020, includes charges related to the global workforce reduction implemented in response to the COVID-19 pandemic and impairment related charges to the right-of-use leased and fixed assets related to Funko Animation Studios. For the three months and twelve months ended December 31, 2019, includes $0.4 million of severance costs incurred in connection with the departure of our former Chief Financial Officer as well as severance, relocation and related costs associated with the consolidation of our warehouse facilities in the United Kingdom.
5. Represents both unrealized and realized foreign currency losses on transactions other than in U.S. dollars.
6. Represents a one-time $16.8 million charge for the three and twelve months ended December 31, 2019 to cost of goods sold for additional inventory reserves to dispose of certain inventory items. This charge is incremental to normal course inventory reserves and was recorded as a result of the Company's decision to dispose of slower moving inventory to increase operational capacity.
7. Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.